Exhibit 99.1

Berkshire Hills Reports Earnings Per Share Increase in Third Quarter;

Dividend Declared

PITTSFIELD, MASS., October 24, 2016 Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported an 8% improvement in third quarter GAAP earnings of $0.53 per share in 2016 compared to $0.49 in 2015. Profits increased due to revenue growth from business expansion, together with the benefit of higher efficiency. Core earnings is a non-GAAP measure excluding non-core items consisting primarily of merger and restructuring costs. Third quarter core earnings per share increased to $0.57 per share from $0.54. Compared to the prior quarter, GAAP earnings per share increased by $0.01 and core EPS was up $0.03.

THIRD QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	7% increase in net revenue
•	6% annualized commercial loan growth
•	7% annualized deposit growth
•	17% increase in fee income
•	3.25% net interest margin (fully taxable equivalent)
•	57.9% efficiency ratio (non-GAAP financial measure)
•	0.26% non-performing assets/assets
•	0.20% net loan charge-offs/average loans

CEO Michael Daly stated, “Our business strategies are producing solid top and bottom line results. Loans and deposits grew well in the third quarter. Our specialty lending teams are generating more revenue, including our Philadelphia area SBA lending group, which added to fee income. Our SBA volume is expanding across our footprint, achieving the number one spot for SBA 7(a) Loan Program originations in Connecticut for the first time. We made progress with our new Boston Congress Street branch and expect to be open for business there early next year. We are also moving forward towards completing our First Choice Bank acquisition in Princeton, New Jersey. Our strategies are building our business and earnings power, and I’m optimistic about the further progress we expect to see over the next year. ”

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DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.20 per share to shareholders of record at the close of business on November 10, 2016, payable on November 23, 2016. The dividend equates to a 2.9% annualized yield based on the $27.29 average closing price of Berkshire’s common stock during the third quarter.

FINANCIAL CONDITION

The 3% annualized growth in total loans was driven by 6% annualized commercial loan growth in the third quarter, with growth concentrated in New York and Connecticut. The 7% annualized deposit increase was led by growth in demand deposits, including growth in commercial balances. The Company completed the sale of two outlying branches in the third quarter and is in the process of consolidating another three branches, which is targeted for completion shortly after year-end. Due to the strong deposit growth, the ratio of loans/deposits improved to 105%. The benefit of retained earnings increased the ratio of equity/assets to 11.8% and the ratio of tangible equity/assets to 7.7%. Book value per share increased at a 4% annualized rate to $29.97, while tangible book value per share grew at a 7% annualized rate to $18.78. Tangible equity/assets and tangible book value are non-GAAP financial measures. Problem assets and net loan charge-offs remained comparatively low.

RESULTS OF OPERATIONS

Higher earnings reflected positive operating leverage driven by 7% revenue growth quarter over quarter. The third quarter GAAP return on assets remained unchanged at 0.82%, while the core return on assets advanced to 0.88%. GAAP return on equity improved to 7.3% and the core return on tangible equity increased to 13.0%. The efficiency ratio improved to 57.9%. Total net income increased by $0.4 million, or 3%, to $16.4 million quarter over quarter.

The $4.9 million revenue growth over the prior quarter was driven by a 17% increase in fee income, together with a 1% increase in net interest income. Loan fee revenues increased by $2.2 million to $5.1 million, including $1.0 million in SBA loan sale gains from the 44 Business Capital team, together with higher revenue from interest rate swaps. Additionally, mortgage banking revenue increased to $1.9 million due to the strong customer demand and market pricing conditions.

The $0.5 million increase in net interest income was due to the 3% increase in average loans compared to the linked quarter. The net interest margin decreased to 3.25% from 3.31% for these periods. The yield on earning assets decreased by 0.03% due to ongoing market yield compression. Purchased loan accretion totaled $2.2 million, compared to $2.0 million in the prior quarter. Funding costs increased including the impact of forward interest rate swaps which became active as scheduled and are now completely active.

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Third quarter non-interest expense totaled $48.8 million and increased by $2.6 million, or 6%, compared to the prior quarter. This included a $1.5 million increase in compensation expense and a $1.3 million increase in non-core expense. Compensation increased primarily due to revenue growth, including commissions tied to fee revenues. Full time equivalent staff decreased to 1,208 positions at quarter-end, compared to 1,222 positions at midyear. Non-core expense totaled $2.2 million in the third quarter and included merger and restructuring costs. Non-core expense is a non-GAAP measure that excludes costs not viewed as related to normalized operations. The tax rate measured 30% in the most recent quarter, and earnings per share included a $0.01 net benefit from income tax investment projects, compared to $0.03 in the prior quarter.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, October 25, 2016 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10093590. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Participants may also reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Parties who do not have internet access or are otherwise unable to pre-register can still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join them to the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, November 1, 2016 by dialing 877-344-7529 and entering access number 10093590. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank – America's Most Exciting Bank®. The Company, recognized for its entrepreneurial approach and distinctive culture, has approximately $7.9 billion in assets and 91 full service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services. The Company has a pending agreement to acquire First Choice Bank, a $1.1 billion bank with eight branches in the Princeton, New Jersey area and a national mortgage originations subsidiary. For more information, visit www.berkshirebank.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and

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10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Berkshire has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a Proxy Statement of First Choice and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and First Choice, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or by contacting Lisa Tuccillo at First Choice at 609-503-4828.

PARTICIPANTS IN SOLICITATION

Berkshire and First Choice and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Choice in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2016 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 24, 2016. Information about the directors and executive officers of First Choice will be set forth in the Proxy Statement/Prospectus. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all

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cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business combinations: First Choice (pending), 44 Business Capital, Hampden Bancorp, and Firestone Financial. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. The Company’s disclosures of organic growth of loans in 2016 are adjusted for the acquisition of the business operations related to 44 Business Capital.

CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; First Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data
F-10	Reconciliation of Non-GAAP Financial Measures (Year-to-Date) and Supplementary Data

BHLB – Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)
	At or for the Quarters Ended (1)(2)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016 (3)	2016	2015	2015

PER SHARE DATA
Net earnings, diluted	$0.53	$0.52	$0.52	$0.52	$0.49
Core earnings, diluted (4)	0.57	0.54	0.54	0.54	0.54
Total book value	29.97	29.64	29.18	28.64	28.48
Tangible book value (4)	18.78	18.44	18.44	17.84	17.61
Market price at period end	27.71	26.92	26.89	29.11	27.54
Dividends	0.20	0.20	0.20	0.19	0.19

PERFORMANCE RATIOS (5)
Return on assets	0.82%	0.82%	0.82%	0.82%	0.78%
Core return on assets (4)	0.88	0.85	0.85	0.85	0.86
Return on equity	7.29	7.17	7.19	7.34	6.90
Core return on equity (4)	7.75	7.42	7.40	7.58	7.58
Core return on tangible equity (4)	12.99	12.45	12.20	12.68	12.78
Net interest margin, fully taxable equivalent (FTE) (6)	3.25	3.31	3.33	3.35	3.37
Net interest margin (FTE), excluding purchased loan accretion (4)	3.13	3.20	3.21	3.22	3.22
Fee income/Net interest and fee income	23.81	21.16	21.04	19.62	19.38
Efficiency ratio (4)	57.90	58.71	59.86	60.56	60.35

GROWTH (Year-to-date)
Total commercial loans, (annualized)	9%	11%	6%	29%	37%
Total loans, (annualized)	7	10	0	22	28
Total deposits, (annualized)	4	2	0	20	24
Total net revenues, (compared to prior year)	13	14	26	18	19
Earnings per share, (compared to prior year)	31	48	49	27	34
Core earnings per share, (compared to prior year)	6	5	8	16	17

FINANCIAL DATA (In millions)
Total assets	$7,931	$8,044	$7,808	$7,832	$7,804
Total earning assets	7,229	7,327	7,142	7,140	7,130
Total investments	1,162	1,304	1,399	1,402	1,439
Total loans	6,047	6,000	5,727	5,725	5,665
Allowance for loan losses	43	41	40	39	38
Total intangible assets	348	349	334	335	337
Total deposits	5,750	5,657	5,584	5,589	5,507
Total shareholders' equity	933	923	906	887	882
Net income	16.4	16.0	16.0	16.0	14.7
Core income (4)	17.4	16.5	16.5	16.5	16.2

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.20%	0.22%	0.23%	0.25%	0.26%
Allowance for loan losses/total loans	0.71	0.69	0.70	0.69	0.67
Loans/deposits	105	106	103	102	103
Shareholders' equity to total assets	11.76	11.48	11.60	11.33	11.30
Tangible shareholders' equity to tangible assets (4)	7.70	7.46	7.66	7.37	7.30

(1)	Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.
(4)	Non-GAAP financial measure. See F-9 and F-10 for reconciliations of non-GAAP financial measures.
(5)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(6)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)
	September 30,	June 30,	December 31,
(In thousands)	2016	2016 (1)	2015
Assets
Cash and due from banks	$61,107	$58,332	$72,918
Short-term investments	8,178	16,247	30,644
Total cash and short-term investments	69,285	74,579	103,562

Trading security	14,149	14,479	14,189
Securities available for sale, at fair value	946,853	1,073,370	1,154,457
Securities held to maturity, at amortized cost	131,467	132,010	131,652
Federal Home Loan Bank stock and other restricted securities	61,277	68,242	71,018
Total securities	1,153,746	1,288,101	1,371,316

Loans held for sale, at fair value	20,471	22,450	13,191

Commercial real estate	2,327,044	2,237,582	2,059,767
Commercial and industrial loans	994,874	1,034,559	1,048,263
Residential mortgages	1,818,111	1,843,600	1,815,035
Consumer loans	906,975	884,560	802,171
Total loans	6,047,004	6,000,301	5,725,236
Less: Allowance for loan losses	(43,105)	(41,397)	(39,308)
Net loans	6,003,899	5,958,904	5,685,928

Premises and equipment, net	85,794	86,274	88,072
Other real estate owned	80	595	1,725
Goodwill	339,975	339,929	323,943
Other intangible assets	8,308	9,057	10,664
Cash surrender value of bank-owned life insurance	127,880	127,000	125,233
Deferred tax asset, net	34,616	32,945	42,526
Other assets	87,107	103,825	64,926
Total assets	$7,931,161	$8,043,659	$7,831,086

Liabilities and shareholders' equity
Demand deposits	$1,113,733	$1,050,220	$1,081,860
NOW deposits	476,189	489,734	510,807
Money market deposits	1,469,075	1,415,041	1,408,107
Savings deposits	607,868	611,627	601,761
Time deposits	2,082,889	2,090,102	1,986,600
Total deposits	5,749,754	5,656,724	5,589,135

Senior borrowings	1,048,914	1,231,164	1,174,335
Subordinated borrowings	89,116	89,072	88,983
Total borrowings	1,138,030	1,320,236	1,263,318

Other liabilities	110,784	143,279	91,444
Total liabilities	6,998,568	7,120,239	6,943,897

Total common shareholders' equity	932,593	923,420	887,189
Total liabilities and shareholders' equity	$7,931,161	$8,043,659	$7,831,086

Net shares outstanding	31,122	31,156	30,974

(1)	The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)
LOAN ANALYSIS

				Organic Annualized Growth % (1)
(in millions)	September 30, 2016 Balance	June 30, 2016 Balance	December 31, 2015 Balance	Quarter ended September 30, 2016	Year to Date

Commercial real estate - construction	$242	$249	$254	(11)%	(6)%
Commercial real estate - other	2,085	1,989	1,806	19	18
Total commercial real estate (2)	2,327	2,238	2,060	16	15
Commercial and industrial loans	995	1,034	1,048	(15)	(7)
Total commercial loans	3,322	3,272	3,108	6	8

Total residential mortgages	1,818	1,844	1,815	(6)	0

Home equity	358	360	361	(2)	(1)
Auto and other	549	524	441	19	33
Total consumer loans	907	884	802	10	17
Total loans	$6,047	$6,000	$5,725	3%	7%

(1) Non-GAAP financial measure.
(2) Total commercial real estate loans include $37 million in loans acquired as part of the acquisition of certain assets and operations related to 44 Business Capital; however, the year to date organic annualized growth excludes these acquired loans.

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2016 Balance	June 30, 2016 Balance	December 31, 2015 Balance	Quarter ended September 30, 2016	Year to Date
Demand	$1,114	$1,050	$1,082	24%	4%
NOW	476	490	511	(11)	(9)
Money market	1,469	1,415	1,408	15	6
Savings	608	612	601	(3)	2
Total non-maturity deposits	3,667	3,567	3,602	11	2

Total time deposits	2,083	2,090	1,987	(1)	6
Total deposits	$5,750	$5,657	$5,589	7%	4%

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2016	2015	2016	2015
Interest and dividend income
Loans	$61,571	$56,343	$179,716	$152,292
Securities and other	8,940	9,109	28,289	26,314
Total interest and dividend income	70,511	65,452	208,005	178,606
Interest expense
Deposits	7,790	6,046	22,327	16,287
Borrowings	4,750	2,435	12,569	7,218
Total interest expense	12,540	8,481	34,896	23,505
Net interest income	57,971	56,971	173,109	155,101
Non-interest income
Loan related income	5,102	1,537	11,046	5,603
Mortgage banking income	1,862	693	4,018	3,492
Deposit related fees	6,278	6,549	18,678	18,668
Insurance commissions and fees	2,601	2,544	8,154	7,997
Wealth management fees	2,269	2,376	7,006	7,376
Total fee income	18,112	13,699	48,902	43,136
Other	188	(1,050)	(440)	(3,563)
Securities gains, net	78	49	101	2,467
Gain on branch sales, net	563	—	563	—
Total non-interest income	18,941	12,698	49,126	42,040
Total net revenue	76,912	69,669	222,235	197,141
Provision for loan losses	4,734	4,240	13,262	12,295
Non-interest expense
Compensation and benefits	26,119	25,237	76,497	71,551
Occupancy and equipment	6,650	6,827	19,900	21,178
Technology and communications	4,902	4,645	14,573	12,328
Marketing and promotion	671	781	2,081	2,294
Professional services	1,744	1,053	4,533	3,700
FDIC premiums and assessments	1,208	1,157	3,644	3,429
Other real estate owned and foreclosures	46	298	702	800
Amortization of intangible assets	749	887	2,355	2,722
Merger, restructuring and conversion expense	2,170	3,361	3,828	16,493
Other	4,585	5,132	14,099	14,056
Total non-interest expense	48,844	49,378	142,212	148,551

Income before income taxes	23,334	16,051	66,761	36,295
Income tax expense	6,953	1,350	18,422	2,791
Net income	$16,381	$14,701	$48,339	$33,504

Earnings per share:
Basic	$0.53	$0.49	$1.58	$1.21
Diluted	$0.53	$0.49	$1.57	$1.20

Weighted average shares outstanding:
Basic	30,621	29,893	30,584	27,685
Diluted	30,811	30,069	30,757	27,847

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2016	2016	2016	2015	2015
Interest and dividend income
Loans	$61,571	$59,703	$58,442	$59,055	$56,343
Securities and other	8,940	9,315	10,034	9,369	9,109
Total interest and dividend income	70,511	69,018	68,476	68,424	65,452
Interest expense
Deposits	7,790	7,378	7,159	6,661	6,046
Borrowings	4,750	4,199	3,620	3,015	2,435
Total interest expense	12,540	11,577	10,779	9,676	8,481
Net interest income	57,971	57,441	57,697	58,748	56,971
Non-interest income
Loan related income	5,102	2,898	3,046	2,707	1,537
Mortgage banking income	1,862	1,335	821	641	693
Deposit related fees	6,278	6,291	6,109	6,416	6,549
Insurance commissions and fees	2,601	2,660	2,893	2,254	2,544
Wealth management fees	2,269	2,235	2,502	2,326	2,376
Total fee income	18,112	15,419	15,371	14,344	13,699
Other	188	(851)	223	(1,739)	(1,050)
Securities gains, net	78	(13)	36	(357)	49
Gain on branch sales, net	563	—	—	—	—
Total non-interest income	18,941	14,555	15,630	12,248	12,698
Total net revenue	76,912	71,996	73,327	70,996	69,669
Provision for loan losses	4,734	4,522	4,006	4,431	4,240
Non-interest expense
Compensation and benefits	26,119	24,664	25,714	25,819	25,237
Occupancy and equipment	6,650	6,560	6,690	7,308	6,827
Technology and communications	4,902	4,814	4,857	4,553	4,645
Marketing and promotion	671	737	673	1,012	781
Professional services	1,744	1,509	1,280	1,472	1,053
FDIC premiums and assessments	1,208	1,203	1,233	1,220	1,157
Other real estate owned and foreclosures	46	393	263	33	298
Amortization of intangible assets	749	787	819	841	887
Merger, restructuring and conversion expense	2,170	878	780	1,118	3,361
Other	4,585	4,723	4,791	4,903	5,132
Total non-interest expense	48,844	46,268	47,100	48,279	49,378

Income before income taxes	23,334	21,206	22,221	18,286	16,051
Income tax expense	6,953	5,249	6,220	2,273	1,350
Net income	$16,381	$15,957	$16,001	$16,013	$14,701

Earnings per share:
Basic	$0.53	$0.52	$0.52	$0.53	$0.49
Diluted	$0.53	$0.52	$0.52	$0.52	$0.49

Weighted average shares outstanding:
Basic	30,621	30,605	30,511	30,500	29,893
Diluted	30,811	30,765	30,688	30,694	30,069

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015

Earning assets
Loans:
Commercial real estate	4.28%	4.45%	4.18%	4.17%	4.47%
Commercial and industrial loans	5.15	4.93	5.04	5.51	4.79
Residential mortgages	3.60	3.63	3.86	3.72	3.74
Consumer loans	3.41	3.40	3.44	3.30	3.29
Total loans	4.10	4.14	4.13	4.15	4.14
Securities	3.26	3.28	3.26	2.96	2.92
Short-term investments and loans held for sale	1.69	1.29	0.91	0.89	1.34
Total earning assets	3.94	3.97	3.93	3.89	3.87

Funding liabilities
Deposits:
NOW	0.12	0.13	0.13	0.14	0.14
Money market	0.46	0.47	0.49	0.45	0.42
Savings	0.12	0.11	0.13	0.14	0.15
Time	1.10	1.06	0.99	0.93	0.90
Total interest-bearing deposits	0.67	0.65	0.63	0.59	0.55
Borrowings	1.53	1.38	1.19	0.96	0.81
Total interest-bearing liabilities	0.85	0.81	0.75	0.67	0.61

Net interest spread	3.09	3.16	3.18	3.22	3.26
Net interest margin	3.25	3.31	3.33	3.35	3.37

Cost of funds (1)	0.72	0.68	0.64	0.56	0.51
Cost of deposits (2)	0.54	0.53	0.51	0.48	0.45

(1) Cost of funds includes all deposits and borrowings.
(2) The average cost of deposits includes the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands)	2016	2016	2016	2015	2015
Assets
Loans
Commercial real estate	$2,260,482	$2,173,539	$2,079,001	$2,034,917	$1,948,753
Commercial and industrial loans	1,009,581	1,047,866	1,027,257	1,033,081	998,782
Residential mortgages	1,839,364	1,759,193	1,798,034	1,790,334	1,664,505
Consumer loans	900,432	844,759	807,888	807,768	813,986
Total loans (1) (2)	6,009,859	5,825,357	5,712,180	5,666,100	5,426,026
Securities (3)	1,197,760	1,247,357	1,342,590	1,368,505	1,353,818
Short-term investments and loans held for sale	40,259	41,449	56,042	51,241	51,832
Total earning assets	7,247,878	7,114,163	7,110,812	7,085,846	6,831,676
Goodwill and other intangible assets	349,059	344,832	333,948	335,440	330,084
Other assets	360,182	349,816	346,327	342,902	379,319
Total assets	$7,957,119	$7,808,811	$7,791,087	$7,764,188	$7,541,079

Liabilities and shareholders' equity
Deposits (4)
NOW	$474,650	$492,901	$484,334	$491,445	$475,433
Money market	1,448,108	1,403,629	1,417,068	1,455,267	1,474,389
Savings	608,365	612,261	602,414	604,215	615,410
Time	2,095,269	2,047,020	2,063,712	1,958,394	1,795,156
Total interest-bearing deposits	4,626,392	4,555,811	4,567,528	4,509,321	4,360,388
Borrowings	1,235,065	1,223,629	1,222,288	1,256,287	1,198,455
Total interest-bearing liabilities	5,861,457	5,779,440	5,789,816	5,765,608	5,558,843
Non-interest-bearing demand deposits	1,084,786	1,032,951	1,026,447	1,033,844	1,010,613
Other liabilities	111,743	105,948	84,042	91,877	119,322
Total liabilities	7,057,986	6,918,339	6,900,305	6,891,329	6,688,778

Total shareholders' equity	899,133	890,472	890,782	872,859	852,301

Total liabilities and shareholders' equity	$7,957,119	$7,808,811	$7,791,087	$7,764,188	$7,541,079

Supplementary data
Total non-maturity deposits (4)	$3,615,909	$3,541,742	$3,530,263	$3,584,771	$3,575,845
Total deposits (4)	5,711,178	5,588,762	5,593,975	5,543,165	5,371,001
Fully taxable equivalent income adjustment	1,200	1,180	1,134	1,108	1,131
Total average tangible equity (5)	550,074	545,640	556,834	537,419	522,217

(1) Total loans include non-accruing loans.
(2) The average balances of loans include the loans associated with the two branches in New York that are for sale and presented under loans held for sale on the consolidated balance sheet.
(3) Average balances for securities available-for-sale are based on amortized cost.
(4) The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.
(5) See page F-9.

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)
	At or for the Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2016	2016	2016	2015	2015
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$6,295	$4,808	$5,001	$4,882	$5,693
Commercial and industrial loans	6,714	7,590	7,480	8,259	8,092
Residential mortgages	4,374	4,882	4,732	3,966	4,565
Consumer loans	3,281	3,376	3,588	3,768	3,386
Total non-accruing loans	20,664	20,656	20,801	20,875	21,736
Other real estate owned	80	595	1,440	1,725	2,487
Total non-performing assets	$20,744	$21,251	$22,241	$22,600	$24,223

Total non-accruing loans/total loans	0.34%	0.34%	0.36%	0.36%	0.38%
Total non-performing assets/total assets	0.26%	0.26%	0.28%	0.29%	0.31%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$41,397	$40,055	$39,308	$38,180	$37,197
Charged-off loans	(3,441)	(3,393)	(3,704)	(3,538)	(3,542)
Recoveries on charged-off loans	415	213	445	235	285
Net loans charged-off	(3,026)	(3,180)	(3,259)	(3,303)	(3,257)
Provision for loan losses	4,734	4,522	4,006	4,431	4,240
Balance at end of period	$43,105	$41,397	$40,055	$39,308	$38,180

Allowance for loan losses/total loans	0.71%	0.69%	0.70%	0.69%	0.67%
Allowance for loan losses/non-accruing loans	209%	200%	193%	188%	176%

NET LOAN CHARGE-OFFS
Commercial real estate	$(547)	$(534)	$(1,043)	$(1,152)	$(1,343)
Commercial and industrial loans	(1,610)	(1,720)	(847)	(1,056)	(1,098)
Residential mortgages	(452)	(568)	(774)	(633)	(354)
Home equity	(65)	(164)	(221)	(118)	(135)
Auto and other consumer	(352)	(194)	(374)	(344)	(327)
Total, net	$(3,026)	$(3,180)	$(3,259)	$(3,303)	$(3,257)

Net charge-offs (QTD annualized)/average loans	0.20%	0.22%	0.23%	0.25%	0.26%
Net charge-offs (YTD annualized)/average loans	0.22%	0.22%	0.23%	0.25%	0.26%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.25%	0.25%	0.26%	0.34%	0.37%
90+ Days delinquent and still accruing	0.09%	0.08%	0.07%	0.09%	0.10%
Total accruing delinquent loans	0.34%	0.33%	0.33%	0.43%	0.47%
Non-accruing loans	0.34%	0.34%	0.36%	0.36%	0.38%
Total delinquent and non-accruing loans	0.68%	0.67%	0.69%	0.79%	0.85%

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)
		At or for the Quarters Ended
		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2016	2016	2016	2015	2015
Net income		$16,381	$15,957	$16,001	$16,013	$14,701
Adj: Net securities (gains) losses		(78)	13	(36)	357	(49)
Adj: Net gain on sale of branches		(563)	—	—	—	—
Adj: Merger and acquisition expense		1,453	701	527	1,230	2,987
Adj: Restructuring expense		717	177	253	(112)	374
Adj: Income taxes		(492)	(334)	(256)	(959)	(1,862)
Total core income	(A)	$17,418	$16,514	$16,489	$16,529	$16,151

Total revenue		$76,912	$71,996	$73,327	$70,996	$69,669
Adj: Net securities (gains) losses		(78)	13	(36)	357	(49)
Adj: Net gain on branch sales		(563)	—	—	—	—
Total core revenue	(B)	$76,271	$72,009	$73,291	$71,353	$69,620

Total non-interest expense		$48,844	$46,268	$47,100	$48,279	$49,378
Less: Total non-core expense (see above)		(2,170)	(878)	(780)	(1,118)	(3,361)
Core non-interest expense	(C)	$46,674	$45,390	$46,320	$47,161	$46,017

(in millions, except per share data)
Total average assets	(D)	$7,957	$7,809	$7,791	$7,764	$7,541
Total average shareholders' equity	(E)	899	890	891	873	852
Total average tangible shareholders' equity	(F)	550	546	557	537	522
Total tangible shareholders' equity, period-end (1)	(G)	584	574	572	553	545
Total tangible assets, period-end (1)	(H)	7,583	7,695	7,474	7,497	7,468

Total common shares outstanding, period-end (thousands)	(I)	31,122	31,156	31,039	30,974	30,949
Average diluted shares outstanding (thousands)	(J)	30,811	30,765	30,688	30,694	30,069

Core earnings per share, diluted	(A/J)	$0.57	$0.54	$0.54	$0.54	$0.54
Tangible book value per share, period-end	(G/I)	18.78	18.44	18.44	17.84	17.61
Total tangible shareholders' equity/total tangible assets	(G)/(H)	7.70	7.46	7.66	7.37	7.30

Performance ratios (2)
GAAP return on assets		0.82%	0.82%	0.82%	0.82%	0.78%
Core return on assets	(A/D)	0.88	0.85	0.85	0.85	0.86
GAAP return on equity		7.29	7.17	7.19	7.34	6.90
Core return on equity	(A/E)	7.75	7.42	7.40	7.58	7.58
Core return on tangible equity (3)	(A/F)	12.99	12.45	12.20	12.68	12.78
Efficiency ratio (4)(5)	(C-M)/(B+K+N)	57.90	58.71	59.86	60.56	60.35
Net interest margin		3.25	3.31	3.33	3.35	3.37

Supplementary data (in thousands)
Tax benefit on tax-credit investments (6)	(K)	$1,852	$2,777	$1,588	$4,029	$4,029
Non-interest income charge on tax-credit investments (7)	(L)	(1,525)	(1,938)	(1,101)	(2,851)	(2,851)#
Net income on tax-credit investments	(K+L)	327	839	487	1,178	1,178
Intangible amortization	(M)	749	787	819	841	887
Fully taxable equivalent income adjustment	(N)	1,200	1,180	1,134	1,108	1,131

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6) The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(7) The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)
		At or for Nine Months Ended
		Sept. 30,	Sept. 30,
(Dollars in thousands)		2016	2015
Net income		$48,339	$33,504
Adj: Net securities (gains)		(101)	(2,467)
Adj: Net gain on sale of branches		(563)	—
Adj: Merger and acquisition expenses		2,681	11,927
Adj: Restructuring expense		1,147	4,566
Adj: Income taxes		(1,082)	(4,449)
Total core income	(A)	$50,421	$43,081
Total revenue		222,235	197,141
Adj: Net securities (gains) losses		(101)	(2,467)
Adj: Net gain on branch sales		(563)	—
Total core revenue	(B)	$221,571	$194,674
Total non-interest expense		$142,212	$148,551
Less: Total non-core expense (see above)		(3,828)	(16,493)
Core non-interest expense	(C)	$138,384	$132,058

(Dollars in millions, except per share data)
Total average assets	(D)	$7,852	$7,078
Total average shareholders' equity	(E)	893	783
Total average tangible shareholders' equity	(F)	551	480
Total tangible shareholders' equity, period-end (1)	(G)	584	545
Total tangible assets, period-end (1)	(H)	7,583	7,468
Total common shares outstanding, period-end (thousands)	(I)	31,122	30,949
Average diluted shares outstanding (thousands)	(J)	30,757	27,847
Core earnings per common share, diluted	(A/J)	$1.64	$1.55
Tangible book value per common share, period-end	(G/I)	18.78	17.61
Total tangible shareholders' equity/total tangible assets	(G/H)	7.70	7.30

Performance ratios (2)
GAAP return on assets		0.82%	0.63%
Core return on assets	(A/D)	0.86	0.81
GAAP return on equity		7.21	5.71
Core return on equity	(A/E)	7.53	7.34
Core return on tangible equity (3)	(A/F)	12.55	12.43
Efficiency ratio (4)(5)	(C-M) / (B+K+N)	58.81	61.63
Net interest margin		3.30	3.29

Supplementary data
Tax benefit on tax-credit investments (6)	(K)	$6,217	$12,098
Non-interest income charge on tax-credit investments (7)	(L)	(4,564)	(8,554)
Net income on tax-credit investments	(K+L)	1,653	3,543
Intangible amortization	(M)	2,355	2,722
Fully taxable equivalent income adjustment	(N)	3,514	3,088

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6) The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy.
(7) The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.